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             AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING, INC.
               AND ZURICH INSURANCE COMPANY, U.S. BRANCH, FOR THE
                  OFFERING OF INTERACTIVE TELEVIDEO COURSES AND
                           DISTANCE LEARNING PROGRAMS



                               W I T N E S S E T H

         AGREEMENT made this 12th day of August 1998, between Educational Video Conferencing Inc. (hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Yonkers, New York 10710, and Zurich Insurance Company, U. S. Branch (hereinafter "Zurich"), with offices located at 1400 American Lane, Schaumburg, Illinois 60196-6156.

         Whereas, Zurich desires to provide its employees with access to undergraduate and graduate college courses and programs via Interactive Televideo Distance Learning and Computer Based Distance Learning at Zurich locations more particularly specified below, and,

         Whereas, EVC has the ability to provide such access to undergraduate and graduate college courses and programs, subject to the terms and conditions herein provided,

         NOW, THEREFORE, it is hereby agreed as follows:

         1. EVC agrees that it will provide access to undergraduate and graduate college courses and learning programs via Interactive Televideo Distance Learning and Computer Based Distance Learning to Zurich employees, commencing with the Fall 1998 semester.

         2. EVC will provide access to college courses via Zurich's installed base of video conferencing room system units and telecommunications network and, if enrollment demand meets criteria to be agreed upon from time to time by the parties, via video enabled desktop computers at Zurich.

         2.1 Zurich agrees that, in the event that desk top computers are utilized, it will allow EVC to video enable existing computers at Zurich locations to be mutually agreed upon in writing, at no cost to Zurich.

         3. EVC will provide video enabled computers for Zurich locations to be agreed upon, in the event that such locations do not have computers capable of being video enabled and, if the student course registrations at said locations meet EVC projections for each said location.

         3.1 In the event that, in the sole opinion of EVC, enrollment justifies additional video conferencing room systems, EVC will provide such additional video conferencing room systems that shall be compatible with Zurich's installed base of video conferencing room systems at no cost to Zurich. The cost of linking said additional video conferencing room systems to Zurich's installed base of room systems shall be borne by Zurich.

         3.2 EVC agrees to replace or upgrade the video conferencing room systems, and if applicable, the video enabled computers it is providing hereunder, no less than once every three years.

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         4.    Zurich agrees to allow EVC to transmit courses over its video conferencing room systems and telecommunications network and /or desktop computers on a schedule to be agreed upon in the future, but in any event not less than Monday through Thursday from 5 PM to 11 PM, Friday 5 PM to 8 PM and Saturdays from 9 AM to 3 PM.

         5. Zurich agrees to allow EVC to offer courses over desktop computers at locations to be mutually agreed upon and subject to the minimum college student course registrations; the parties further agree that they will designate these locations in writing no later than thirty (30) days after the execution of this agreement.

         6. Zurich agrees that it will give its employees access to its standard tuition reimbursement or advancement plan in connection with EVC courses and learning programs.

         7. EVC shall be permitted to offer such undergraduate and graduate courses and learning programs as are approved by Zurich for tuition reimbursement/advancement; such courses are to be offered by accredited colleges, universities, and other institutions of learning.

         7.1 EVC shall offer undergraduate and graduate programs in Insurance, Management, Marketing, Economics, Finance and Accounting from accredited colleges and universities. EVC shall also have the right to offer Seminars and Certificate Programs in Insurance, Risk Management and Actuarial Science from accredited colleges and universities.

         7.2 EVC and Zurich will agree which, if any, additional degrees, programs, or courses of study will be offered ninety (90) days prior to the beginning of any academic term.

         7.3 Courses which constitute a part of the core curriculum of any college or university participating in the Zurich /EVC program may be eligible for tuition reimbursement and/or advancement, so long as the individual courses are applicable to approved degrees or major plans of study.

         8. EVC agrees that Zurich employees will be charged the standard tuition charges of the respective college or university, together with all appropriate college fees. All of the above tuition and fees shall be payable directly to the respective college or university.

         8.1 Zurich employees will be required to arrange for the purchase of course books and materials with the individual colleges and universities, and neither Zurich nor EVC shall have any responsibility in this regard.

         9. Zurich acknowledges that its employees will be required to execute a guarantee of payment from which will bind the individual employee to pay for tuition, fees, etc., in the event that for any reason they are not eligible for, or do not receive tuition reimbursement/advancement as contemplated herein.

         10. Zurich agrees that its human resources/personnel department shall provide EVC with information on employees' applications for tuition reimbursement/advancement in connection with EVC courses, including, but not limited to the status of said applications.

         11. Except as otherwise indicated in paragraph 12 below, Zurich agrees that it will allow EVC to utilize its installed base of room systems and telecommunications network to transmit courses to Zurich employees at no cost to EVC.

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         12.   EVC agrees that it will pay all telecommunications costs,
including monthly charges, associated with signal transport from any educational provider to EVC's bridge.

         12.1 Zurich agrees that it will pay all telecommunication costs, including monthly charges associated with signal transport from Zurich 's video conferencing sites to EVC's bridge.

         13. Zurich agrees that it will provide its employees with unfettered access to suitable and appropriate facilities from which to participate in EVC courses at no cost to EVC; Zurich shall be responsible for all HVAC, electricity, maintenance, security (if applicable) and other costs associated with providing such space to its employees.

         14. The parties agree that they will fully cooperate with one another in promoting the EVC program to Zurich employees and that Zurich will fully promote this program to the best of their ability.

         14.1 If possible, Zurich will allow EVC to utilize e-mail to communicate with those employees who have indicated interest in enrolling in EVC courses.

         14.2 EVC agrees that it shall provide materials from the various colleges and universities at no cost to Zurich, including but not limited to brochures, surveys, registration materials, and videotapes.

         14.3 Zurich agrees to distribute the materials provided by EVC not less than three (3) times per semester to all its employees.

         14.4 Zurich consents to the use by EVC of standard college registration forms, guarantee of payment forms, site location choice forms and other necessary forms, and shall not unreasonably withhold approval of other such forms as may be necessary to carry out the intent of this agreement.

         14.5 EVC shall be permitted to conduct open houses and registration meetings at such Zurich locations as can be mutually agreed upon from time to time, it being understood that said open houses and registration nights are to be scheduled at times and places convenient to Zurich employees so as to maximize potential registrations.

         14.6 EVC shall be permitted to utilize Zurich logos, trademarks and copyrighted materials for promotional pieces targeted at Zurich employees, only upon prior, expressed written authorization.

         15. Zurich shall not be responsible for, nor shall it be permitted to exercise control over any of the policies and procedures, academic or administrative, of the various colleges and universities; the colleges and universities shall bear the entire burden of their own administrative functions, including but not limited to, admissions, registration, academic advising, etc.

         16. EVC shall compensate a coordinator (preferably a Zurich employee) who shall be trained in the operation of the video conferencing room systems and desktop computer video systems, as the case may be, who shall be available to train Zurich employees on the operation of the systems for one (1) week prior to the start of each semester as well as during the first week of each semester; in the event that, in its sole discretion, EVC determines that certain locations or students require further training, EVC shall provide such further training by a coordinator as each individual case warrants.

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         17.   Zurich shall grant EVC, its employees and/or agents, such access to Zurich facilities as shall be reasonably necessary to the installation and maintenance of any equipment provided by EVC in connection with this agreement, as well as for the proper administration of the program contemplated hereunder.

         18. All equipment installed by EVC in conjunction with this program shall remain the sole property of EVC and, upon the expiration or termination thereof, shall be immediately returned to EVC at EVC's expense.

         18.1 EVC shall maintain all of its equipment in proper working order and shall enter into service contracts with reliable service companies in order to ensure proper maintenance and repair of said equipment.

         19. Zurich shall be permitted to utilize EVC equipment when same is not in use by EVC and agrees to hold EVC harmless and indemnify EVC for any loss or damages resulting from the use of said equipment by Zurich; in addition, Zurich agrees to immediately reimburse EVC for any costs associated with the repair or replacement of any equipment lost, damaged or stolen while in Zurich's possession.

         19.1 In addition, Zurich agrees not to permit any other use, other than by EVC, of its installed base of room systems, during any regularly scheduled EVC class or course; Zurich further agrees to promptly repair or replace, as necessary, any of its equipment or systems which will be utilized by EVC in delivering access to classes and programs hereunder.

         20. EVC shall maintain during the term of this Agreement the following insurance:

               (a) Workers' Compensation coverage in compliance with the laws of each State in which the services hereunder or any portion thereof are to be performed;

               (b) Comprehensive General Liability coverage in the amount of $2,000,000 per occurrence.

         20.1 At Zurich's request, EVC shall provide Zurich with certificates of insurance showing the insurance specified herein.

         21. EVC shall indemnify and hold Zurich, its directors, officers, employees, affiliates and subsidiaries harmless against and will reimburse Zurich for any payment, loss, cost or expense (including reasonable attorneys' fees) incurred by Zurich from any claim or suit asserted against Zurich in respect of the death or bodily injury of any person or damage to real and/or tangible personal property arising pursuant to the performance of EVC 's obligations under this Agreement to the extent that the foregoing is caused by any employee, agent, representative or contractor of EVC.

         22. This Agreement may not be assigned by either party, without the prior written consent of the other party. Notwithstanding the foregoing, Zurich may assign all its rights, title and interests in and to this agreement to an organization which succeeds to substantially or all of the business and/or assets of Zurich, subject to providing written notice thereof to EVC.

         23. Should EVC enter into a contract or agreement for the same or substantially the same services as provided herein with any other Zurich company, division, affiliate or branch, the terms of such and contract or agreement shall be at least as favorable as the terms contained in this Agreement.

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         24.   The term of this agreement shall be FIVE (5) YEARS from the date first written above and this agreement shall automatically be extended for one
(1) additional year on the anniversary of the original execution.

         24.1 In the event that either party should desire not to automatically extend this contract, then the party so desiring must notify the other in writing, by certified mail, return receipt requested, not less than ninety (90) days prior to the anniversary date of this agreement, in which case this agreement shall only have FOUR (4) YEARS remaining in its term.

         25. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

         26. All notices required to be given hereunder shall be done in writing and mailed certified, return receipt requested, to the other party at their last known address, and shall be deemed given when mailed.

         27. This agreement shall be construed and interpreted under the laws of the State of New York.

         28. If any portion of this agreement is held to be void or unenforceable, it shall not effect the validity and enforceability of the remaining portions.

         29. Any disputes arising hereunder shall be determined by way of arbitration before the American Arbitration Association at their offices located in White Plains, New York.

         30. The foregoing constitutes the entire agreement between the parties with respect to the matters contained herein and no other such agreements shall be valid unless in writing and subscribed to with the same formality as this document.


         WHEREFORE, the parties have hereunto affixed their hands and seals the date first indicated above.


ZURICH INSURANCE COMPANY, U. S. BRANCH    EDUCATIONAL VIDEO CONFERENCING, INC.


By: /s/ Thomas Hite                       By: /s/ John J. McGrath, Ph.D.
   -----------------------------------       ----------------------------------
      Thomas Hite                               John J. McGrath, Ph.D.
      Executive Vice President                  President

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